First amendment to AGREEMENT FOR SERVICES
THIS FIRST AMENDMENT TO AGREEMENT FOR SERVICES (“First Amended Agreement”) is entered into as of the last date of signature below, by and between Sequenom Center for Molecular Medicine, LLC d/b/a Sequenom Laboratories (“SCMM”) and Quest Diagnostics Incorporated (“Client”).

WHEREAS, SCMM and Client entered into that certain Agreement for Services with an effective date of June 13, 2014 (the “Agreement”) and mutually desire to expand the "Territory" defined in the Agreement pursuant to the terms of this First Amended Agreement.

By signing where indicated below, SCMM and Client hereby agree to amend the terms of the Agreement as follows:

1.	The "Territory" set forth in Section 2.1(a) of the Agreement is hereby restated as the United States of America and its territories, Mexico, Canada and India.

2.	This First Amended Agreement shall be effective as of the last date of signature below.
Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have caused this First Amended Agreement to be executed by their duly authorized officers, as of the day and year written below.

Sequenom Center for Molecular Medicine, LLC d/b/a Sequenom Laboratories Signature: /s/ Bill Welch Print Name: Bill Welch Title: President and Chief Executive Officer Date: 7/9/2014
Quest Diagnostics Incorporated

Signature: /s/ Wilson R. Conde

Print Name: /s/ Wilson R. Conde

Title: Vice President, Specialty Sales & Clinical Franchise Business Development Quest Diagnostics Incorporated

Date: 7/15/14